SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary  Proxy  Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                        POMEROY COMPUTER RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)   Title  of  each  class of securities to which transaction applies: N/A

     2)   Aggregate  number  of  securities  to  which  transaction applies: N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     4)   Proposed  maximum  aggregate  value  of  transaction:  N/A

     5)   Total  fee  paid:  N/A

[ ]  Fee paid previously with preliminary materials. N/A

[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount  Previously  Paid:

     2)   Form,  Schedule  or  Registration  Statement  No.:

     3)   Filing  Party:

     4)   Date  Filed:

                                    PCR LOGO


Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Pomeroy Computer Resources, Inc. on Thursday, June 19, 2003 at 9:00 a.m. at the Drawbridge Inn, 2477 Royal Drive, Fort Mitchell, Kentucky, 41017.

We hope that you will be able to attend the Meeting. If you do not expect to be present and wish your stock to be voted, please sign, date and mail the enclosed proxy card. Your shares cannot be voted unless you either vote by proxy or vote by ballot at the Meeting.

If you plan to attend the Meeting and will need special assistance because of a disability, please contact Michael E. Rohrkemper, Chief Financial Officer, 1020 Petersburg Road, Hebron, KY 41048, (859) 586-0600.

Very truly yours,


/s/ David B. Pomeroy, II
David B. Pomeroy, II
Chairman of the Board





                             YOUR VOTE IS IMPORTANT
                     Please Sign, Date and Return Your Proxy

Pomeroy Computer Resources, Inc.
1020  Petersburg  Road
Hebron,  Kentucky  41048



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2003 annual meeting of shareholders of Pomeroy Computer Resources, Inc. will be held at the Drawbridge Inn, 2477 Royal Drive, Fort Mitchell, Kentucky, 41017 on Thursday, June 19, 2003 at 9:00 A.M., E.D.T. for the following purposes:

          1.   To  elect  eight  directors;  and

          2. To approve the amendment of the Company's Certificate of Incorporation and grant the Company full authority to change its name from Pomeroy Computer Resources, Inc. to Pomeroy IT Solutions, Inc.; and

          3. To transact such other business as may be properly brought before the meeting and any and all adjournments thereof.

Stockholders of record at the close of business on April 30, 2003 will be entitled to notice of and to vote at the meeting.

Stockholders are cordially invited to attend the meeting. Please complete, execute and return the enclosed proxy card in the enclosed envelope whether or not you plan to attend so that your shares may be represented at the meeting. If you attend the meeting, you may revoke your proxy and vote in person if you choose.

By  Order  of  The  Board  of  Directors


/s/ Michael  E.  Rohrkemper
-----------------------------------
Michael  E.  Rohrkemper,  Secretary

May  5,  2003
-------------
Date

                                 PROXY STATEMENT

                       SOLICITATION AND VOTING OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pomeroy Computer Resources, Inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders, which will be held Thursday, June 19, 2003 at 9:00 A.M., E.D.T., at the Drawbridge
Inn, 2477 Royal Drive, Fort Mitchell, Kentucky, 41017 and at any and all adjournments of that meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy card are first being sent to stockholders on or about May 12, 2003. The Company's principal executive offices are located at 1020 Petersburg Road, Hebron, KY 41048.

Shares represented by proxies received by the Company at or prior to the meeting will be voted according to the instructions indicated on the proxy. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying a vote or abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors knows of no other matters that may be brought before the meeting. However, if any other business is properly presented for action at the meeting, the persons named on the proxy card will vote according to their best judgment.

A proxy card may be revoked at any time before it is voted at the meeting by filing with the corporate secretary an instrument revoking it, by a duly executed proxy bearing a later date, or by voting in person by ballot at the meeting.

Only stockholders of record at the close of business on April 30, 2003 will be entitled to the notice of and to vote at the meeting. On that date, there were 12,396,491 Common Shares outstanding and entitled to vote, and each such share is entitled to one (1) vote on each matter to be considered. Stockholders do not have cumulative voting rights in the election of directors. Tabulation of proxies and votes cast at the meeting will be counted and certified to by an independent agent.

A majority of the votes entitled to be cast on matters to be considered at the meeting will constitute a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker non-votes will not be deemed to have been cast either "for" or "against" a matter, although they will be counted in determining if a quorum is present. Proxies marked "abstain" or a vote to abstain by a stockholder present in person at the Annual Meeting will have the same legal effect as a vote "against" a matter because it represents a share present or represented at the meeting and entitled to vote. The specific vote requirements for the proposals being submitted to stockholder vote at the Annual Meeting are set forth under the description of each proposal in this Proxy Statement.

The expense of this solicitation will be borne by the Company. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material for the Annual Meeting to beneficial owners of the Company's stock and the Company will reimburse these institutions for their expense in so doing.

STOCK  OWNERSHIP
The following table sets forth, as of March 31, 2003, the beneficial ownership of shares of the Company's Common stock, $.01 par value ("Common Stock"), by each Director and nominee for Director of the Company, each executive officer named in the Summary Compensation Table (below), each person known to the Company to be the beneficial owner of more than five percent (5%) of its outstanding shares of Common Stock, and by the Directors and executive officers of the Company as a group.

                                             AMOUNT & NATURE OF
NAME AND ADDRESS (1)                      BENEFICIAL OWNERSHIP (2)  % of Class
----------------------------------------  ------------------------  -----------

David B. Pomeroy, II                                 2,396,233 (3)       18.58%

Stephen E. Pomeroy                                     382,201 (4)        2.98%

James H. Smith, III                                     11,112 (5)           *

Michael E. Rohrkemper                                   19,730 (6)           *

William H.  Lomicka                                     15,001 (7)           *

Vincent D. Rinaldi                                      12,501 (8)           *

Kenneth R. Waters                                       14,834 (9)           *

Debra E. Tibey                                                  -            *

Edward E. Faber                                                 -            *

Timothy E. Tonges                                               -            *

Directors and all Executive
Officers as  a Group                                2,851,611 (10)       22.15%

FMR Corp.                                           1,277,800 (11)       10.28%
82 Devonshire Street
Boston, MA  02109

Dimensional Fund Advisors, Inc.                       920,949 (12)        7.41%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Li berty Wanger Asset Management,  L.P.               750,000 (13)        6.03%
227 West Monroe Street, Suite 3000
Chicago, IL  60606

Skyline Asset Management, L.P                         891,800 (14)        7.17%
311 South Wacker Drive, Suite 4500
Chicago, IL  60606

Paradigm Capital Management, Inc.                     680,950 (15)        5.48%
9 Elk Street
Albany, NY  12207

Barclay's Global Investors, NA                        673,250 (16)        5.41%
45 Fremont Street
San Francisco, CA  94105

-------------------------------
* Less than one percent (1%)


                                     Page 2

(1) The address for all directors and executive officers is the corporate address.

(2) The "Beneficial Owner" of a security includes any person who shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership of such security within 60 days based solely on information provided to the Company.
(3) Includes 22,636 shares owned by his spouse as to which Mr. David B. Pomeroy disclaims beneficial ownership. Also includes 462,500 shares of common stock issuable upon exercise of stock options.
(4) Includes 376,625 shares of Common Stock issuable upon exercise of stock options.
(5) Includes 7,501 shares of Common Stock issuable upon exercise of stock options.
(6) Includes 16,667 shares of Common Stock issuable upon exercise of stock options.
(7) Includes 15,001 shares of Common Stock issuable upon exercise of stock options.
(8) Includes 12,501 shares of Common Stock issuable upon exercise of stock options.
(9) Includes 3,334 shares of Common Stock issuable upon exercise of stock options.
(10) Includes 894,128 shares of Common Stock issuable upon exercise of stock options. Does not include 22,636 shares of Common Stock owned by the spouse of Mr. David B. Pomeroy as to which he disclaims beneficial ownerhip.
(11) Beneficial ownership information is taken from latest Form 13G filed February 14, 2003 for the reporting period ending December 31, 2002.
(12) Beneficial ownership information is taken from latest Form 13G filed February 3, 2003 for the reporting period ending December 31, 2002.
(13) Beneficial ownership information is taken from latest Form 13G filed February 12, 2003 for the reporting period ending December 31, 2002.
(14) Beneficial ownership information is taken from latest Form 13G filed February 14, 2003 for the reporting period ending December 31, 2002.
(15) Beneficial ownership information is taken from latest Form 13G filed February 14, 2003 for the reporting period ending December 31, 2002.
(16) Beneficial ownership information is taken from latest Form 13G filed February 10, 2003 for the reporting period ending December 31, 2002.


                       PROPOSAL 1 - ELECTION OF DIRECTORS


                         DIRECTORS STANDING FOR ELECTION

Eight directors are to be elected at the Annual Meeting of Stockholders, each to serve until the next annual meeting and until his successor shall have been elected and qualified. All of the following nominees are presently members of the Board of Directors. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. On March 31, 2003, the Board of Directors unanimously approved a decrease in the size of the Board of Directors from nine to eight directors. The proxy solicited hereunder will be voted, unless otherwise instructed, for the election of the eight nominees named below. If, for any unforeseen reason, any nominee should become unavailable, the proxies will exercise their discretion in voting for a substitute. The Board of Directors recommends that the stockholders vote for the eight nominees for director named below. The following contains information relating to each nominee for election to the Board of Directors:


    Name, Age, Principal Occupation for Last Five        Year First Elected As A
   Years; and Directorships in Public Corporations               Director
   -----------------------------------------------               --------

David  B. Pomeroy, II, 53, is Chairman of the Board and            1992
Chief Executive Officer of the Company. Mr. Pomeroy was a founder of the first of the Company's predecessor businesses ("the Pomeroy Companies") in 1981. Mr.
Pomeroy controlled the Pomeroy Companies until their reorganization into Pomeroy Computer Resources in 1992, and has served as Chairman of the Board and Chief
Executive Officer since 1992 and he served as President of the Company from 1992 through January 2001.

James  H.  Smith,  III,  52, has been a Director of the            1992
Company since April 1992. Mr. Smith is a shareholder in the law firm of Lindhorst & Dreidame Co., L.P.A.,
Cincinnati,  Ohio,  where  he  has  practiced law since
1979. Lindhorst & Dreidame acts as outside general counsel to the Company.

Michael  E.  Rohrkemper, 56, has been a Director of the            1993
Company since July 1993. Mr. Rohrkemper is a certified public accountant and was formerly a partner in the Cincinnati, Ohio accounting firm of Rohrkemper & Ossege
Ltd., from 1991 through May 2001, at which time he left his accounting practice to join Pomeroy as its Vice
President  of Finance and Administration. On August 10,
2001,  Mr.  Rohrkemper  was promoted to Chief Financial
Officer and named Secretary and Treasurer of the Company.

Stephen  E.  Pomeroy,  34,  has  been a Director of the            1998
Company  since February, 1998. On January 11, 2001, Mr.
Stephen Pomeroy was promoted to the position of President and Chief Operating Officer of the Company.
From May 1997 to January 2001, Mr. Stephen Pomeroy was the Chief Financial Officer of the Company. In December
1998, Mr. Stephen Pomeroy was named President and Chief
Executive  Officer  of  Pomeroy  Select  Integration
Solutions, Inc. (a wholly owned subsidiary of the Company). Mr. Stephen Pomeroy was the Vice President of
Marketing and Corporate Development from September 1996 to May 1997.

William  H.  Lomicka,  66,  has  been a Director of the            1999
Company  since January 1999. Mr. Lomicka is Chairman of
Coulter Ridge Capital, Inc. a private investment firm, a position he has held since 1999. Between 1989 and 1999, he was President of Mayfair Capital, Inc., a private investment firm. Mr. Lomicka is currently a Director of Vencor, Inc.

Vincent  D.  Rinaldi,  54,  has  been a Director of the            1999
Company  since  June  1999. Mr. Rinaldi is President of
Information Leasing Corporation ("ILC") and Procurement
Alternatives Corporation ("PAC"), both wholly-owned subsidiaries of Provident Financial Group, Inc.
("Provident'). The combined companies finance and manage equipment for a wide range of companies. Mr.
Rinaldi was the founder of ILC in 1984 prior to its acquisition by Provident in 1996. Mr. Rinaldi is currently a Director of Thrucom, Inc., Qsys
International  Inc.  and  Infonet  Inc.

Debra  E. Tibey, 44, has been an independent consultant            2002
since  March  2000.  She formerly served as Senior Vice
President  of  Sales from October 1988 through February
2000 for Ingram Micro, Inc., a wholesale provider of technology solutions, products and services. During her thirteen-year tenure with Ingram Micro, Ms. Tibey was responsible for leading the domestic sales organization. From July 1986 through August 1988, Ms.
Tibey served as Vice President and General Manager of export for Aakasoft, a European software distributor.
She  is  currently  a  Director  of  Healthzones.

Edward  E. Faber, 70, retired since 1992, has more than            2002
thirty years of experience managing and developing high-technology growth companies. Mr. Faber's experience includes twelve years in sales and marketing management with IBM Corporation, Memorex Corporation and Four Phase Systems before becoming the founding
President of Computerland Corporation ("Computerland") in September 1976. During his twelve-year tenure with Computerland, Mr. Faber also served as Computerland's
Vice  Chairman,  Chairman, and Chief Executive Officer.
Prior to retiring from an active management career, Mr.

Faber  also served as the President and Chief Executive
Officer of SuperCuts, Inc., where he was responsible for organizing and executing a successful initial public stock offering for the company. Mr. Faber currently serves as Vice Chairman of the Board of Cotelligent Incorporated and Chairman of the Board of Gum Tech International, Inc., both of which are publicly traded companies.

Stephen E. Pomeroy is the son of David B. Pomeroy, II. There are no other family relationships among the Company's directors and executive officers.

There were four meetings of the Board of Directors in 2002. Each member of the Board of Directors attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board and committees on which he served.

                      COMMITTEES OF THE BOARD OF DIRECTORS

The Company has a standing audit committee, which held three meetings and numerous discussions during fiscal 2002. The Company's audit committee is currently composed of three non-employee directors, Mr. James H. Smith, III, and Mr. Edward E. Faber, and Ms. Debra E. Tibey. The audit committee consults with the independent auditors regarding their examination of the financial statements of the Company and their related assessment of internal controls. It reports to the Board of Directors on these matters and recommends the independent auditors to be designated for the ensuing year. See Report of the Audit Committee beginning on page 14.

The  Company  does  not  have  a  standing  nominating  committee.

The Company has a standing compensation committee which held one meeting during fiscal 2002, composed of three non-employee directors, Ms. Debra E. Tibey, Mr. Kenneth R. Waters, and Mr. William H. Lomicka. This committee reviews the compensation paid by the Company and makes recommendations on these matters to the Board of Directors.

The Company has a standing stock option committee consisting of Messrs. Rohrkemper and Smith. This committee administers the 2002 Non-Qualified and Incentive Stock Option Plan. During fiscal 2002, this committee held no formal meeting.



                                 DIRECTOR'S FEES

Each director who is not an employee of the Company, except for Mr. Smith, receives a quarterly retainer of Two Thousand Dollars ($2,000) plus Five Hundred Dollars ($500) for each Board of Directors meeting attended (including as part of each such meeting any committee meetings held on the same date), and Five Hundred Dollars ($500) for any Committee meetings attended which were not held on the same date as a Board of Directors meeting. Mr. Smith's law firm, Lindhorst & Dreidame Co., L.P.A., is compensated for his time in attendance at Directors' meetings based on his hourly rate.



                             EXECUTIVE COMPENSATION

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is currently composed of two non-employee directors, Ms. Debra E. Tibey and Mr. William H. Lomicka. Mr. Kenneth R. Waters served as a non-employee member of the Compensation Committee throughout fiscal 2002. However, effective January 5, 2003, Mr. Waters resigned from the Company's Board of Directors and the Compensation Committee incident thereto. The Compensation Committee is responsible for the establishment and oversight of the Company's Executive Compensation Program. This program is designed to meet the objectives of attracting, retaining and motivating executive employees and providing a balance of short term and long term incentives that can recognize individual contributions from an executive and the overall operating and financial results of the Company. The Compensation Committee intends to review Executive Compensation on a regular basis and to compare the competitiveness of the Company's executive compensation and corporate performance with other corporations comparable to the Company. The Compensation Committee believes that the significant equity interest in the Company held by the Company's management aligns the interests of the stockholders and management. Through the programs adopted by the Company a significant portion of Executive Compensation is linked to individual and corporate performance and stock price appreciation.

The basic elements of the Company's Executive Compensation Program consist primarily of base salary, potential for annual cash bonus opportunities and stock options. The Compensation Committee believes that incentives play an important role in motivating executive performance and attempts to reward achievement of both short and long term goals. However, the emphasis on using stock options as a long term incentive is intended to insure a proper balance in the achievement of long term business objectives which ties a significant portion of the executive's compensation to factors which impact on the performance of the Company's stock.

Compensation opportunities must be adequate to enable the Company to compete effectively in the labor market for qualified executives. The elements of the Executive Compensation Program are designed to meet these demands, and at the same time encourage increases in shareholder value.

                                  BASE SALARIES

Base salaries for executives are initially determined by evaluating the duties and responsibilities of the position to be held by the individual, the experience of the executive and the competitive marketplace for executive talent. The Company has entered into Employment Agreements that establish salaries for certain executive officers. Salaries for executives and other employees are reviewed periodically and may be set at higher levels if the Company concludes that is appropriate in light of that particular individual's responsibilities, experience and performance.

                               ANNUAL CASH BONUSES

The Company's executives and other employees are eligible to receive annual cash awards or bonuses at the discretion of the Compensation Committee with the approval of the Board of Directors. In determining whether such discretionary awards should be made, the Compensation Committee considers corporate performance measured by financial and operating results including income, return on assets and management of expenses and costs.




                      CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. David B. Pomeroy, II served as Chairman of the Board and Chief Executive Officer throughout fiscal 2002. Mr. Pomeroy's compensation, which includes an annual salary, bonuses and stock options, was determined in accordance with the terms of the Eleventh Amendment to his Employment Agreement. The Eleventh Amendment, which established the performance criteria for fiscal 2002, was adopted by the Compensation Committee in January 2002. The Twelfth Amendment to Mr. David B. Pomeroy's Employment agreement, which will establish the performance criteria for fiscal 2003, was adopted by the Compensation Committee in January 2003. The terms of Mr. David B. Pomeroy's Employment Agreement and any amendments thereto are based on the factors described above including a review of the compensation paid to executives of comparable companies.

                     Submitted by the Compensation Committee

                      Debra E. Tibey and William H. Lomicka


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For the first half of 2002, the Compensation Committee consisted of David B. Pomeroy, II, James H. Smith, III, and Kenneth R. Waters. Mr. David B. Pomeroy is the Chief Executive Officer of the Company. On or about July 25, 2002, three non-employee Directors, Debra E. Tibey, William H. Lomicka and Kenneth R.
Waters,  were  appointed  to  serve  on  the  Compensation  Committee.

The Company's principal executive offices, distribution facility and national training center comprised of approximately 36,000, 161,417 and 22,000 square feet of space, respectively, are located in Hebron, Kentucky. These facilities are leased from Pomeroy Investments, LLC ("Pomeroy Investments"), a Kentucky limited liability company controlled by David B. Pomeroy, II, Chief Executive Officer of the Company, under a ten year triple-net lease agreement which expires in July 2010. The lease agreement provides for 2 five-year renewal options. In addition, the Company pays for the business use of other real estate that is owned by Pomeroy Investments.

Mr. James H. Smith, a director of the Company, is a stockholder in the law firm of Lindhorst & Dreidame Co., L.P.A. Lindhorst & Dreidame Co. serves as general counsel to the Company. The legal services provided to the Company by Lindhorst & Dreidame Co. constituted less than 5% of the firm's business in 2002.

Mr. Vincent D. Rinaldi, a director of the Company, is the President of ILC. On April 16, 2002, the Company closed the sale of a majority of the assets of its wholly owned subsidiary - Technology Integration Financial Services, Inc. to ILC. In connection with this sale, the Company signed an exclusive seven-year vendor agreement whereby the Company is appointed as an agent for remarketing and reselling of the leases equipment sold. The Company will be paid a commission on future lease transactions referred to and accepted by ILC and will act as the remarketing and reselling agent for such future leased equipment.

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table is a summary for the fiscal years 2000, 2001 and 2002 of certain information concerning the compensation paid or accrued by the Company to the Chief Executive Officer, the other three executive officers of the Company as of the end of its most recent fiscal year (collectively, the "Named
Executive  Officers")  and  two  additional  employees.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                        COMPENSATION
                                        ANNUAL COMPENSATION                AWARDS
                                -------------------------------------  --------------
NAME AND PRINCIPAL                                      OTHER ANNUAL   STOCK OPTIONS
POSITION                  YEAR  SALARY (1)    BONUS     COMPENSATION       # (2)
------------------------  ----  -----------  --------  --------------  --------------
David B. Pomeroy          2002  $   495,000         -              -          50,000
Chief Executive Officer   2001  $   495,000  $ 41,250              -         125,000
                          2000  $   495,000  $574,000              -         112,500
                                -----------  --------

Stephen E. Pomeroy        2002  $   450,000         -              -          79,999
President and Chief       2001  $   356,539  $ 25,000              -         100,000
Operating Officer         2000  $   275,000  $300,000              -          80,000

Timothy E. Tonges         2002  $   220,289  $ 42,500  $   36,450 (3)         25,000
Executive Vice President  2001  $   200,000  $ 76,500  $   10,000 (3)         50,000
of Sales & Operations     2000  $   186,539  $102,000  $   73,660 (3)         39,750

Michael  E. Rohrkemper    2002  $   188,942  $ 30,000  $    8,100 (4)         15,000
Chief Financial Officer,  2001  $   100,962  $ 25,775              -           7,500
Secretary, and Treasurer

Albert C. Kuhlo           2002  $        26         -  $  390,759 (5)              -
Sales  Representative

Colin R. Braithwaite      2002  $   101,154  $ 25,432  $  178,580 (6)              -
Sales Representative

     (1) Includes amounts deferred at the direction of the executive officer pursuant to the Company's 401(k) Retirement Plan.

     (2) Unless otherwise noted, all stock options are awarded based on the fair market value of the Company's Common stock at the time of grant. Represents options granted during fiscal years 2002, 2001, and 2000.

     (3) Includes commissions of $10,000 and $69,000, in 2001and 2000, respectively. Includes amounts accrued pursuant to deferred compensation agreements of $25,000 and $4,660 in 2002 and 2000, respectively. Includes phone and automobile allowance of $11,450 in 2002.

     (4)  Includes phone and automobile allowance of $8,100 in 2002.

     (5)  Includes commissions of $390,759 earned in 2002.

     (6)  Includes commissions of $178,580 earned in 2002.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information concerning the grant of options to purchase Common Stock to any of the Named Executive Officers during fiscal year 2002.

                                 Individual Grants
----------------------------------------------------------------------------------------
                                                                                          Potential Realizable Value
                                                                                             at Assumed Annual
                                                                                             Rates of Stock Price
                        No. of Shares of    Percent of Total                                     Appreciation
                          Common Stock     Options Granted to   Exercise or                     for Option Term
                       Underlying Options      Employees        Base Price    Expiration  -------------------------
Name                        Granted          in Fiscal Year        ($/Sh)        Date          5%           10%
---------------------  ------------------  -------------------  ------------  ----------  ------------  ------------
David B. Pomeroy, II               50,000               11.81%  $      14.00    01/06/07  $   193,397   $   427,357

Stephen E. Pomeroy                 50,000               11.81%  $      14.00    01/06/07  $   193,397   $   427,357
                                   29,999                7.09%  $      13.69    07/08/07  $   113,465   $   250,728
                                   25,000                5.91%  $       9.96    10/04/07  $    68,794   $   152,017

Timothy E. Tonges                  25,000                5.91%  $      15.84    04/25/03  $   109,408   $   241,762

Michael E. Rohrkemper              15,000                3.54%  $      14.11    03/01/07  $    58,475   $   129,214

         AGGREGATE STOCK OPTION EXERCISES IN YEAR ENDED JANUARY 5, 2003

                        AND YEAR END STOCK OPTION VALUES

The following table sets forth information concerning aggregated option exercises in fiscal year 2002 and the number and value of unexercised options held by each of the Named Executive Officers at January 5, 2003.

                                                          No. of Securities
                                                       Underlying Unexercised     Value of Unexercised
                                                             Options at          In-the-Money Options at
                                                           January 5, 2002           January 5, 2002
                           Shares                                (#)                       ($)
                                                       -----------------------  -------------------------
                          Acquired          Value           Exercisable/              Exercisable/
Name                   on Exercise (#)  Realized ($)        Unexercisable             Unexercisable
---------------------  ---------------  -------------  -----------------------  -------------------------
David B. Pomeroy, II                 -  $           -              412,500 / 0  $             70,625 / $0

Stephen E. Pomeroy                   -  $           -              326,624 / 0  $            342,974 / $0

Timothy E. Tonges                    -  $           -         104,750 / 25,000  $                  0 / $0

Michael E. Rohrkemper                -  $           -           9,167 / 20,833  $                  0 / $0

                         Submitted by Board of Directors

                              EMPLOYMENT AGREEMENTS

David B. Pomeroy, II, the Chairman of the Board and Chief Executive Officer of the Company, has an employment agreement with the Company for a term of three years, which is extended on a daily basis resulting in a perpetual three year term.

Effective January 6, 2003, Mr. David B. Pomeroy entered into a Twelfth Amendment to the Employment Agreement with the Company (the "Twelfth Amendment"). Mr. David B. Pomeroy's compensation under the Twelfth Amendment shall include a base salary of $570,000 for fiscal 2003 and each subsequent fiscal year unless modified by the Compensation Committee. Under the Twelfth Amendment, Mr. David
B. Pomeroy shall also be entitled to a cash bonus of up to a maximum of $500,000 and up to a maximum of 150,000 non-qualified stock options in fiscal 2003 based upon the Company's operating income. Mr. David B. Pomeroy may also be paid a discretionary bonus under any compensation, benefit or management incentive plan. Fifty percent of any discretionary bonus would be paid in cash and fifty percent would be treated as incentive deferred compensation. The aforementioned cash bonus provisions, which were in effect for fiscal 2002 under the Eleventh Amendment to the Employment Agreement, were restated with modifications in the Twelfth Amendment for fiscal 2003; however the maximum number of non-qualified options that Mr. David B. Pomeroy may be entitled to earn under the bonus provision in the Twelfth Amendment has been increased from 100,000 to 150,000 and the maximum cash bonus that Mr. David B. Pomeroy may be entitled to earn has been decreased from $600,000 to $500,000. The Twelfth Amendment also provides that effective January 6, 2003, Mr. Pomeroy shall be awarded the option to acquire 50,000 shares of the common stock of the Company at the fair market value of such shares on January 6, 2003.

Under the amended Employment Agreement, the Company is relieved of any and all further obligations to pay premiums on a whole-life policy (ies) on the life of Mr. David B. Pomeroy pursuant to a split dollar agreement that was previously entered into by and between the Company, Mr. David B. Pomeroy and the trustee of his irrevocable trust agreement. The discontinuation of the split dollar agreement was made effective under the Twelfth Amendment in response to the enactment of the Sarbanes-Oxley Act of 2002 and certain of the corporate responsibility mandates provided thereunder. Inasmuch as the benefit being conferred upon Mr. David B. Pomeroy under the split dollar policy was effectively terminated, Mr. David B. Pomeroy's base salary for 2003 was increased in order to maintain the equity of the compensation/benefit package previously contemplated and agreed to by the parties.

In addition, the Company agreed to pay Mr. David B. Pomeroy (or to a legal entity controlled by him) $7,916.67 per month during the term of the Agreement, for the business use of real estate in Arizona owned by a legal entity controlled by Mr. David B. Pomeroy. In the event of a change of control (as defined in the Agreement), the Company is required to provide Mr. David B. Pomeroy with 100 hours of flight time on a private air carrier for business use per year for the term of the agreement. Currently the cost of one hour of flight time ranges from $1,400 to $2,300 depending on various factors.

Mr. David B. Pomeroy also has a supplemental executive compensation agreement which provides supplemental income up to $50,000 per year, subject to a seven year vesting schedule, for a period of ten years commencing on the earliest to occur of the following events: (i) death, (ii) disability, (iii) retirement, or
(iv) the expiration of seven years from the effective date of the agreement which was January 6, 1995. The supplemental compensation vests over the initial seven-year period according to the schedule set forth in the supplemental executive compensation agreement. Mr. David B. Pomeroy was entitled to 100% vesting in the event of his death or disability prior to the end of the seven-year period and the vested amount in the event of his retirement prior to the end of the seven-year vesting period. All payments shall be paid out according to the ten-year payment plan. Mr. David B. Pomeroy has voluntarily and expressly waived his right to any and all deferred compensation, which had accrued, yet had not been paid, under the supplement executive compensation agreement as of January 5, 2003.

Mr. Stephen E. Pomeroy's employment agreement with the Company has a term of three years, which is extended on a daily basis resulting in a perpetual three-year term. Effective January 6, 2003, Mr. Stephen Pomeroy entered into a Fourth Amendment to the Employment Agreement with the Company (the "Fourth Amendment"). Under the Third Amendment to the Employment Agreement with the Company, Mr. Stephen Pomeroy received a base salary of $450,000 in fiscal 2002. Mr. Stephen Pomeroy's base salary for fiscal 2003 shall remain $450,000 as reflected in the Fourth Amendment. Pursuant to the Third Amendment, Mr. Stephen Pomeroy was eligible to earn an annual bonus up to $600,000 and 100,000 non-qualified stock options upon the Company meeting certain predetermined goals in fiscal 2002. Under the Fourth Amendment, Mr. Stephen Pomeroy is eligible to earn an annual bonus of up to $500,000 and 150,000 non-qualified stock options upon the Company meeting certain predetermined goals in fiscal 2003. The Fourth Amendment also provides that effective January 6, 2003, Mr. Stephen Pomeroy shall be awarded a non-qualified option to acquire fifty thousand (50,000) shares of the common stock of the Company at the fair market value of such shares on January 6, 2003.

On March 1, 2002, the Company and Mr. Rohrkemper entered into a First Amendment to Employment Agreement ("First Amendment"), which extended the term of his Employment Agreement for a period of three years from the effective date of the First Amendment. Said Employment Agreement shall automatically renew for successive one-year renewal terms unless either party gives notice of its/his intent not to renew the Employment Agreement. Under the First Amendment, Mr. Rohrkemper was awarded a non-qualified option to acquire 15,000 shares of common stock of the Company, which options are subject to a three- year vesting schedule. Mr. Rohrkemper's base salary for fiscal 2002 was increased to $200,000 effective June 1, 2002 under the First Amendment. In addition, Mr. Rohrkemper was eligible for certain quarterly and year-end bonuses in fiscal 2002 based upon the Company's performance and attainment of certain pre-determined criteria under the First Amendment. On March 5, 2003, the Company and Mr. Rohrkemper entered into a Second Amendment to Employment Agreement ("Second Amendment") under which Mr. Rohrkemper's base salary shall remain $200,000 for fiscal 2003. In addition, the Second Amendment sets forth certain quarterly and year-end bonuses that Mr. Rohrkemper is eligible to earn in fiscal 2003 based upon the Company's performance and attainment of certain pre-determined criteria under the Second Amendment.

Timothy E. Tonges' employment with the Company was terminated effective January 25, 2003. Prior to such termination, Mr. Tonges' compensation for fiscal 2002 was provided for under the First Amendment to Employment Agreement ("First Amendment") that the Company and Mr. Tonges entered into on March 25, 2002. Under the First Amendment, the term of his Employment Agreement was extended for a period of three years from the effective date of the First Amendment. Mr. Tonges' base salary for fiscal 2002 was increased to $225,000 and effective March 25, 2002 he was awarded the option to acquire 25,000 shares of the common stock of the Company, which options are subject to a three year vesting schedule. In addition, Mr. Tonges remained eligible for certain quarterly and year-end bonuses in fiscal 2002 based upon the Company's performance and attainment of certain pre-determined criteria under the First Amendment.

Mr. Victor R. Eilau served as the President of Technology Integration Financial Services, Inc. ("TIFS"), a wholly owned subsidiary of the Company, and President of T.I.F.S. Advisory Services, Inc. ("Advisory"), a second-tier subsidiary of the Company and a wholly owned subsidiary of TIFS, through April 16, 2002. Mr. Eilau voluntarily resigned his employment incident to the Company's sale of a majority of the assets of TIFS to ILC. Mr. Eilau is now employed by ILC.

                                PERFORMANCE GRAPH

The following Performance Graph compares the percentage of the cumulative total stockholder return on the Company's Common shares with the cumulative total return assuming reinvestment of dividends of (i) the S&P 500 Stock Index and
(ii)  the  NASDAQ  Composite  Index.


                                [GRAPH OMITTED]

             01/05/98  01/05/99  01/05/00  01/05/01  01/05/02  01/05/03
             --------  --------  --------  --------  --------  --------

Pomeroy           100    123.40     71.30     83.90     78.30     67.70
S&P 500           100    128.27    144.48    133.79    120.82     93.63
NASDAQ COMP       100    143.40    246.90    153.30    131.10     88.30

  PROPOSAL 2 - PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF
    INCORPORATION AND GRANT THE COMPANY FULL AUTHORITY TO CHANGE ITS NAME FROM
         POMEROY COMPUTER RESOURCES, INC. TO POMEROY IT SOLUTIONS, INC.

In 1992, Pomeroy Computer Resources, Inc. was formed under the laws of the state of Delaware. Shortly thereafter, the Company facilitated an initial public offering ("IPO") and has remained listed as a publicly traded company with NASDAQ since that time under the name Pomeroy Compute Resources, Inc., and the symbol "PMRY." Although the Company's name has remained the same since the Company's formation and IPO, its business offerings have continued to evolve and expand beyond its initial focus as a "computer resources" company to a more multi-faceted, full service IT solutions provider. The Company's management and Board of Directors believe, therefore, that the Company's name should be changed accordingly to reflect its more diversified, broader-based "solutions" offerings. Such a name change will assist the Company in its effort to more effectively market its deliverables and more closely correlate its' public image with management's strategic planning for the Company's future as a comprehensive IT solutions provider.

The name change will not in any way affect the validity of currently outstanding stock certificates. Shareholders will not be required to surrender or exchange any outstanding stock certificates. The Company's ticker symbol on NASDAQ will continue to be "PMRY." New stock certificates issued upon transfer of shares will bear the name "Pomeroy IT Solutions, Inc." and will have a new CUSIP number. Delivery of existing stock certificates will continue to be accepted in transactions made by shareholders after the corporation's name is changed.

The Board of Directors believes that the adoption of the proposed amendment to the Certificate of Incorporation is in the best interests of the Company and its' shareholders. Accordingly, the Board has adopted a resolution setting forth the proposed amendment to change the name of the Company to Pomeroy IT Solutions, Inc. and declaring its advisability and has directed that the proposed amendment be considered and acted upon by the stockholders. The full text of Article First of the Amended Certificate of Incorporation, as proposed to be amended, is as follows:

"FIRST: The name of the Corporation is Pomeroy IT Solutions, Inc. (hereinafter "Corporation")."

APPROVAL  BY  STOCKHOLDERS
--------------------------

The resolution that will be introduced at the Annual Meeting seeking authority and approval to amend the Certificate of Incorporation and to facilitate the name change being proposed is as follows:

RESOLVED, that the proposed amendment to the Company's Certificate of Incorporation to change the name from Pomeroy Computer Resources, Inc. to Pomeroy IT Solutions, Inc. be, and it is hereby approved and that the officers of the Company are hereby authorized to take any and also other actions that are deemed necessary or appropriate to effectively change its name from Pomeroy Computer Resources, Inc., to Pomeroy IT Solutions, Inc.

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Certificate of Incorporation and otherwise facilitate the name change.

Abstentions will be counted toward the tabulation of votes cast and will have
the same effect as negative votes.   Broker non-votes are counted towards a
quorum, but are not counted for any purpose in determining whether this matter
has been approved.   The Board of Directors recommends a vote in favor of this
proposal.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. James H. Smith, III, a director of the Company, is a shareholder in the law firm of Lindhorst & Dreidame Co. L.P.A., which serves as general counsel to the Company. See "Compensation Committee Interlocks and Insider Participation".

Mr. David B. Pomeroy, II the Chairman of the Board and Chief Executive Officer of the Company, engaged in certain transactions with the Company in the last fiscal year. See "Compensation Committee Interlocks and Insider Participation" and "Employment Agreements."

Mr. Vincent D. Rinaldi, a director of the Company, is the president of Information Leasing Corporation ("ILC"), a wholly owned subsidiary of Provident Financial Group, Inc. On April 16, 2002, the Company closed the sale of a majority of the assets of Technology Integration Financial Services, Inc. to ILC. See "Compensation Committee Interlocks and Insider Participation".

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that during fiscal 2002 all persons subject to Section 16(a) were in compliance with all Section 16(a) filing requirements.


                          REPORT OF THE AUDIT COMMITTEE

The audit committee is comprised of Mr. James H. Smith, III, Mr. Edward E. Faber and Ms. Debra E. Tibey; all three of whom are independent directors, as defined in National Association of Securities Dealers ("NASD") Rule 4200. The audit committee operates under a written charter adopted by the Board of Directors. As described more fully in its charter, the purpose of the audit committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Grant Thornton LLP, the Company's independent auditor, is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America.

The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the audit committee certify that the independent auditor is "independent" under applicable rules. The audit committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the audit committee's members in business, financial and accounting matters.

Among other matters, the audit committee monitors the activities and performance of the Company's external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The audit committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditor. The audit committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the audit committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor.

The audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditor and management represented to the audit committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and Section 204 of the Sarbanes-Oxley Act and it implementing SEC rules.

The Company's independent auditor also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the audit committee discussed with the independent auditor that firm's independence.

Following the audit committee's discussions with management and the independent auditor, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended January 5, 2003.

                        Submitted by the Audit Committee

             James H. Smith, III, Edward E. Faber and Debra E. Tibey

                         INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton LLP, which has served as independent certified public accountants to the Company since fiscal 1994, has been selected by the Company to serve in that capacity in fiscal 2003. Representatives of Grant Thornton LLP will be present at the Annual Meeting in order to respond to questions and to make any statement such representative deems appropriate.

Representatives of Grant Thornton LLP attend most meetings of the audit committee of the Board. The audit committee reviews audit and non-audit services performed by Grant Thornton LLP as well as the fees charged by Grant Thornton LLP for such services. In its review of non-audit service fees, the audit committee considers, among other things, the possible effect of the performance of such services on the auditor's independence.

FEES  PAID  TO  GRANT  THORNTON  LLP

The following table shows the fees paid or accrued by the company for the audit and other services provided by Grant Thornton LLP for the year January 5, 2003.

                                                                Fiscal 2002
                                                                ------------
     Audit Fees                                                 $    125,245
     All Other Fees (including tax preparation fees of $95,300)      117,209
                                                                ------------
     Total                                                      $    242,454
                                                                ============

                           PROPOSALS FOR 2004 MEETING

In order to be eligible for inclusion in the Company's proxy statement for the 2004 annual meeting of stockholders, stockholder proposals must be received by the Company at its principal office, 1020 Petersburg Road, Hebron, Kentucky 41048, by January 6, 2004.

By  Order  of  the  Board  of  Directors



/s/ Michael  E.  Rohrkemper
-----------------------------------
Michael  E.  Rohrkemper,  Secretary

May 5, 2003
-----------
Date

POMEROY  COMPUTER  RESOURCES,  INC.
C/O  CORPORATE  TRUST  SERVICES
MAIL  DROP  10AT664129
38  FOUNTAIN  SQUARE  PLAZA
CINCINNATI,  OH  45202



                                  Name Appears




                              FOLD AND DETACH HERE
.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Discretion will be used with respect to such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The undersigned hereby acknowledges receipt of the notice of meeting and proxy statement.





                              --------------------------------------------------
                                         (Signature  of  Stockholder)


                              --------------------------------------------------
                                         (Signature  of  Stockholder)

NAME  APPEARS

                              Dated:  __________________________  ,  2003
                              Please sign exactly as name(s) appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in the full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


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PROXY                       POMEROY COMPUTER RESOURCES,  INC.              PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints Michael E. Rohrkemper and Stephen E. Pomeroy as proxies, or either of them, each with power to appoint his or her substitute, to represent and to vote, as designated below, all shares of common stock of POMEROY COMPUTER RESOURCES, INC. held of record by the undersigned on April 30, 2003 at the Annual Meeting of Stockholders to be held on June 19, 2003 at 9:00 a.m. EDT and at any adjournments thereof on the following matters proposed by the Company.

1.   Election of Eight Directors

      [_]   FOR  all  nominees  listed  below   [_]   WITHHOLD  AUTHORITY
            (except  as  marked  to  the              to vote for all nominees
            contrary  below)                          below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
               LINE THROUGH THE NOMINEES NAME IN THE LIST BELOW.)
  David B. Pomeroy, II; James H. Smith, III; Michael E. Rohrkemper; Stephen E.
                          Pomeroy; William H. Lomicka;
            Vincent D. Rinaldi; Debra E. Tibey and Edward E. Faber.

2. To approve the amendment of the Companys certificate of incorporation and grant the Company full authority to change its name from Pomeroy Computer Resources, Inc. to Pomeroy IT Solutions, Inc.;

           [_]  FOR             [_]  AGAINST           [_]  ABSTAIN

3. To transact such other business as may properly come before the meeting and any and all adjournments thereof;

UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


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